UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2017

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 483-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 1, 2017, K12 Inc., through its wholly-owned subsidiary, K12 Virtual Schools L.L.C. (collectively, the “Company”), entered into a Third Amended and Restated Educational Products and Administrative, and Technology Services Agreement (the “Agreement”) with the Ohio Virtual Academy (“OHVA”), which replaced the Company’s prior agreement with OHVA.  Under the Agreement, the Company is to provide OHVA with educational products, technology support services and a full suite of turnkey management and administrative services.  The Agreement also grants the Company a royalty-free, non-exclusive license to use OHVA’s name and certain other similar rights.

OHVA is to pay the Company for educational products based on the Company’s standard National Managed Virtual School Rates, subject to certain exceptions.  For the provision of administrative services, the Company will charge a fee of twelve percent (12%) of OHVA’s qualified gross revenues and contributions and grants, subject to certain discounts based on OHVA’s enrollment levels.  For technology services, the Company will charge a fee of seven percent (7%) of OHVA’s qualified gross revenues and contributions and grants, also subject to discounts.  OHVA will be responsible for the payment and discharging, at its sole cost and expense, of all debts, liabilities and obligations incurred by its governing authority on its behalf.

The term of the Agreement is five (5) years, July 1, 2017 to June 30, 2022.  The Agreement renews automatically for an additional successive one-year term unless one party notifies the other at least twelve (12) months in advance of an intention not to renew.  The Agreement may be terminated by either party if the other fails to remedy a material breach, and the Company may terminate the Agreement under various adverse scenarios, including a reduction in funding, OHVA’s loss of charter, or if the parties fail to approve a budget.  The Agreement contains other customary representations and warranties and non-solicitation provisions.

The foregoing description of the Agreement is merely a summary and is qualified in its entirety by the full text of Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

July 12, 2017	By:	/s/ Howard D. Polsky
	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary